Exhibit 10.7

FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

            THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "First Amendment"), is made and entered into as of the 24th day of April 2014, by and between M-C CAPITOL ASSOCIATES L.L.C., a Delaware limited liability company ("Seller") and ETRE Property A-1, LLC, a Delaware limited liability company ("Purchaser").

WITNESSETH:

WHEREAS, Purchaser and Seller are the parties to that certain Agreement of Sale and Purchase dated April 2, 2014 with respect to the sale and purchase of real property commonly known as 1201 Connecticut Avenue NW, Washington, DC (the "Agreement"); and

            WHEREAS, Purchaser and Seller desire to amend the Agreement in the manner and pursuant to the terms, conditions and provisions hereof.

            NOW, THEREFORE, for and in consideration of the sum of Ten Dollars and other good and valuable consideration in hand paid by each party to the other, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby covenant and agree as follows:

1.             The foregoing recitals are true and correct.

2.             The definition of “Scheduled Closing Date”  in Section 1.1 of the Agreement is hereby deleted and replaced with the following: "“Scheduled Closing Date”  means May 15, 2014 or such later or earlier date to which Purchaser and Seller may hereafter agree in writing."

3.             Section 9.3 of the Agreement is hereby amended by deleting "April 17, 2014" on the third line thereof and substituting “May 15, 2014” therefor.

4.             Section 12.2 of the Agreement is hereby amended by deleting "April 17, 2014" on the first line thereof and substituting “May 15, 2014” therefor.

5.                  Section 16.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 16.1    Brokers.  Neither Seller nor Purchaser has retained any broker or agent in connection with this transaction, and Purchaser and Seller agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party.  Purchaser has retained Jones Lang LaSalle (“JLL”) as its due diligence consultant in connection with this transaction.  Purchaser hereby acknowledges that Seller is not responsible for, and agrees to indemnify, defend and hold Seller harmless from and against, any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which Seller may sustain, incur or be exposed to by reason of any claim for fees made by JLL in connection with its due diligence consulting services in this transaction. The provisions of this Article XVI will survive any Closing or termination of this Agreement.

6.                  At the end of Section 10.5(b) of the Agreement, the following sentence is hereby inserted: “In addition to the foregoing, at Closing, Purchaser shall pay Seller $100,000.00 to reimburse Seller for its internal overhead expenses incurred in connection with this transaction.  The parties agree that $100,000.00 represents a reasonable estimate of such expenses, and Seller shall not be required to deliver proof of such expenses.”

7.                  The provisions of this First Amendment are made a part of the subject Agreement and shall supersede, govern and control all provisions in the Agreement in conflict herewith.  Seller and Buyer ratify and reaffirm the Agreement as modified by this First Amendment, and warrant and represent to one another that the Agreement, as modified by this First Amendment, is in full force and effect and has not been further amended or modified and acknowledge and agree that, except as modified by this First Amendment, the rights and obligations of the parties under the Agreement shall not be affected by the execution and delivery hereof.  All references in the Agreement to the "Agreement" shall mean the Agreement as amended by this First Amendment.

8.                  The terms and provisions of this First Amendment shall be governed and construed in accordance with the law of the District of Columbia.

9.                  Each party to this First Amendment shall execute all instruments and documents and take such further action as may be reasonably required to effectuate the purposes of this First Amendment.  Only a writing executed by the parties hereto may modify this First Amendment.

10.              This First Amendment may be executed in multiple counterparts, each of which, when assembled to include a signature for each party contemplated to sign this First Amendment, will constitute a complete and fully executed agreement.  All such fully executed counterparts will collectively constitute a single agreement.  The delivery of an executed counterpart of this First Amendment via electronic means, such as e-mail or facsimile, shall be as legally binding on the party so delivering same as the delivery of a counterpart bearing an original signature.

11.              This First Amendment shall be binding upon the parties hereto, as well as their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have hereunto set their hands to this First Amendment as of the date and year first above written.

Seller:

ETRE PROPERTY A-1, LLC,

a Delaware limited liability company

                                                                                    By:__/s/ Paul Frischer_____________

Name:  Paul Frischer

Title:    Authorized Person

Purchaser:

M-C CAPITOL ASSOCIATES L.L.C.,

a Delaware limited liability company

By: Mack-Cali Property Trust, sole member

By:__/s/ Mitchell E. Hersh_____

Name: Mitchell E. Hersh

Title:    President and Chief      Executive Officer

[Signature Page to First Amendment to Agreement of Sale and Purchase]